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                                                                     Exhibit 5.1


                         KOHRMAN JACKSON & KRANTZ P.L.L.

                                ATTORNEYS AT LAW
                        20th FLOOR, ONE CLEVELAND CENTER
                           CLEVELAND, OHIO 44114-1724

                                     -------

                                  216-696-8700
                                   TELECOPIER
                                  216-621-6536


                                January 23, 1998


Hawk Corporation
200 Public Square, Suite 30-5000
Cleveland, Ohio 44114


     Re: INITIAL PUBLIC OFFERING OF CLASS A COMMON STOCK


Gentlemen:

     On November 19, 1997, Hawk Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1, Registration Number 333-40535 (as subsequently amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company and the Selling Stockholders of up to 5,905,250 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used herein and not otherwise defined have the meanings attributed to them in the Registration Statement.

     In connection herewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the Offering and the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement; (iv) the Prospectus; (v) a specimen of the temporary stock certificate for the Shares; (vi) a proposed form of the Underwriting Agreement (when and as signed, the "Underwriting Agreement"); and (vii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deemed appropriate for rendering the opinions expressed below. As to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates


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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
January 23, 1998
Page 2


of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be sold by the Company pursuant to the Registration Statement are duly and validly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and (ii) the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are duly and validly authorized and issued and fully paid and nonassessable.

     We express no opinion other than as to the federal law of the United States and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Sincerely,

                                        KOHRMAN JACKSON & KRANTZ P.L.L.

                                        By: /s/ Marc C. Krantz
                                            ------------------------------------
                                            Marc C. Krantz, a Partner